                                                                     EXHIBIT 4.6
                                                                     -----------
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

          This Registration Rights Agreement (this "Agreement") is made and entered into as of December 2, 1997, by and between HOWMET INTERNATIONAL INC., a Delaware corporation (the "Company"), and CARLYLE-BLADE ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("CBAP").

          This Agreement is made pursuant to the IPO Agreement, dated as of October 8, 1997 (the "IPO Agreement"), by and among the Company, CBAP, Thiokol Corporation, a Delaware corporation ("Thiokol") and Thiokol Holding Company, a Delaware corporation and a wholly-owned subsidiary of Thiokol ("Holding"). In order to induce CBAP to enter into the IPO Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

          The parties hereby agree as follows:

1.  Definitions.  (a)  Specific Definitions.
    -----------        --------------------
          As used in this Agreement, the following capitalized terms shall have the following meanings:

          Agent:  Any Person authorized to act and who acts on behalf of a
          -----
Holder with respect to the transactions contemplated by this Agreement.

          Business Days:  All days other than Saturday or Sunday or any day on
          -------------
which banking institutions in Washington, D.C. are authorized or obligated by law to close.

          Common Stock: Common Stock, par value $.0l per share, of the Company.
          ------------

          Demand Registration:  A registration pursuant to Section 3(a) hereof.
          -------------------

          Effective Date:  The date the IPO is completed.
          --------------

          Exchange Act:  The Securities Exchange Act of 1934, as amended from
          ------------
time to time.

          Holder:  CBAP and, subject to Section 10(j), any affiliate of CBAP or
          ------
any other Person acquiring Registrable Securities representing at least 5% of the then outstanding shares of Common Stock; provided, however, that the term "Holder" shall not include any Person who then holds fewer than 5% of the outstanding shares of Common Stock and who may then sell Registrable Securities in reliance upon Rule 144 promulgated under the Securities Act or any successor rule or regulation.

          IPO:  The initial public offering of the Common Stock pursuant to the
          ---
IPO Agreement.

          Minimum Number:  A number of Registrable Securities equal to 25% of
          --------------
the Registrable Securities held by CBAP immediately after giving effect to the transactions contemplated by the IPO Agreement (i.e., the IPO, the Sale and any
                                                ----
exercise of the Over-allotment Option and/or the 4% Option (as such terms are defined in the IPO Agreement)), such number to be adjusted for any stock splits, stock dividends or combinations of Registrable Securities after the date of this Agreement.

          NASD:  The National Association of Securities Dealers, Inc.
          ----

          NYSE:  The New York Stock Exchange, Inc.
          ----

          Person:  An individual, firm, partnership, limited liability
          ------
partnership, corporation, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company or a government or agency or political subdivision thereof.

          Piggy-Back Registration:  A registration pursuant to Section 3(e)
          -----------------------
hereof.

          Prospectus:  The prospectus included in any Registration Statement, as
          ----------
amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          Registrable Securities:  (a)  All shares of Common Stock owned after
          ----------------------
the Effective Date by a Holder, and (b) any shares of capital stock of the Company issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however,
                                                           --------  -------
that any such share or other security shall be deemed to be a Registrable Security only if and so long as it is a Transfer Restricted Security.

          Registration Statement:  Any registration statement of the Company
          ----------------------
which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

          Securities Act:  The Securities Act of 1933, as amended from time to
          --------------
time.

          SEC:  The United States Securities and Exchange Commission.
          ---

          Shareholders Agreement:  The Shareholders Agreement, dated as of the
          ----------------------
date hereof, by and among Holding, CBAP and the Company.

          Transfer Restricted Securities:  Securities acquired by a Holder other
          ------------------------------
than pursuant to an effective registration under Section 5 of the Securities Act or pursuant to Rule 144; provided that a Security that has ceased to be a
                         --------
Transfer Restricted Security cannot thereafter become a Transfer Restricted Security.

          Underwritten Registration or Underwritten Offering:  A registration in
          --------------------------------------------------
which securities of the Company are sold (whether by the Company or by selling stockholders) to an underwriter for reoffering to the public.


        (b)  Other Definitions.  Other terms used herein may be defined
             -----------------
elsewhere in this Agreement and, unless otherwise indicated, shall have such defined meaning through this Agreement.

        2.  Securities Subject to this Agreement
            ------------------------------------
        The securities entitled to the benefits of this Agreement are the Registrable Securities.

        3.  Demand Registration and Piggy-Back Registration
            -----------------------------------------------

        (a)  Request for Registration by Holders of Registrable Securities.
             -------------------------------------------------------------
At any time following the earlier of the second anniversary of the Effective Date or a Change of Control (as defined in the Shareholders Agreement) of Thiokol and prior to the fifth anniversary of the Effective Date (the "Demand Period"), a Holder or Holders may deliver to the Company a written request that the Company effect a registration or qualification with respect to up to all of the Registrable Securities, but in no event for an amount of Registrable Securities less than the Minimum Number (a "Request"). Upon receipt of a Request, the Company will

        (1) within ten (10) days of receipt of such a request, give written notice of the proposed registration or qualification to all other Holders; and

        (2) as soon as practicable use its best efforts to effect such registration or qualification (including, without limitation, the execution in the applicable Registration Statement of an undertaking to file required post-effective amendments, appropriate qualification under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as are reasonably necessary to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder joining in such Request, Holding or the Company in the case of primary Registrable Securities requested by the

  Company to be registered as are specified in a written notice given to the Company within 20 days after the date of such written notice from the Company pursuant to Section 3(a)(1); provided, however, that the Company will not be obligated to effect more than two registrations pursuant to this Section 3(a) (plus up to an additional two registrations on Form S-3 (or successor Forms thereto)).

          Notwithstanding anything to the contrary set forth in this Agreement, the Company shall not be required to effect a Demand Registration within six months after the effective date of any other Registration Statement of the Company. In addition, notwithstanding anything to the contrary, if at the time of any request to register Registrable Securities pursuant to this Section 3(a), the Company is actively engaging, with the prior approval of the Company's Board of Directors, in an Underwritten Offering as to which a Holder is eligible to include Registrable Securities pursuant to Section 3(e) (subject to the limitations and restrictions set forth in such Section 3(e)) or is engaged in any other activity which, in the good faith determination of the Board of Directors of the Company, would be adversely affected by the requested registration to the substantial detriment of the Company, then the Company may at its option direct (a "Directive") in writing within ten (10) days of receipt of such Request that such Request be delayed (and, if the Holders of a majority of the Registrable Securities initiating such request so elect, withdrawn) for a period not in excess of six months from the date of such Directive, which right to delay a Request may be exercised by the Company not more than once during any two-year period.

          Subject to the foregoing provisions, the Company will file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the Request, and shall use its best efforts to cause such registration statement and prospectus through which such Demand Registration is effected to remain effective, (i) in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, (ii) in the case of any other offering, until the earlier of the sale of all Registrable Securities covered thereby or 120 days after the effective date thereof.

        (b)  Effective Registration and Expenses.  A registration of Registrable
             -----------------------------------
Securities will not count as a Demand Registration until it has become effective and has remained effective for the applicable period specified in Section 3(a). The Company will pay Registration Expenses (as hereinafter defined) in accordance with Section 6(a).

        (c)  Underwriter's Cutback.  If the Holders of a majority in number of
             ---------------------
the Registrable Securities to be registered in a Demand Registration under this
Section 3 (or the Holder or Holders who initiated the Demand Registration) so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering. In such event, if the managing underwriter or underwriters of such offering advise the Company and the Holders in writing that in their opinion the Registrable Securities requested to be included in such offering is sufficiently large so as to materially and adversely affect the success of the offering, the

Company will include in such registration the maximum amount of Registrable Securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect (pro rata among the Holders who have requested to be included in such registration pursuant to Section 3(a)).

        (d)  Selection of Underwriters.  If any Demand Registration shall be
             -------------------------
in the form of an Underwritten Offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by Holders of a majority in number of the Registrable Securities to be included in such offering; provided that such investment bankers and managers must be
               --------
reasonably satisfactory to the Company.

        (e)  Piggy-Back Registration.  If during the Demand Period the Company
             -----------------------
determines to file a registration statement under the Securities Act relating to a proposed sale to the public of shares of its securities (but excluding registrations relating solely to employees' stock option or purchase plans or relating solely to a transaction employing SEC Form S-4 or Form S-8 or successor Forms thereto), either for its own account or the account of a security holder or holders, the Company shall:

        (1) promptly give each Holder written notice thereof (which will include, to the extent known at the time, a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws, the proposed offering price or price range, and the plan of distribution);

        (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 25 days after such written notice from the Company, by any Holder; and

        (3) use its best efforts to cause the managing underwriter or underwriters of such proposed Underwritten Offering to permit the Registrable Securities requested to be included in the registration statement for such offering to be included on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver a written opinion to the Company and the Holders that marketing considerations require a limitation on the number of shares of Common Stock offered pursuant to any Registration Statement filed under this Section, the Company will include in such registration (i) first, the securities the Company proposes to sell and
  (ii) second, the Registrable Securities requested to be included therein, which in the opinion of such underwriters (after taking into account the securities to be sold pursuant to clause (i)) can be sold without having a material adverse effect on the offering, pro rata among the Holders on the basis of the number of Registrable Securities owned by such Holders requested to be included in such registration. The

  Company will bear all Registration Expenses in connection with such a Piggy-Back Registration. Notwithstanding anything to the contrary herein, if the managing underwriter or underwriters of such offering deliver a written opinion to the Company and the Holders that marketing considerations require that no shares of Registrable Securities be included in such offering, then the Company may, after notice thereof to the Holders of Registrable Securities requested to be included in such registration, proceed with such offering without including therein such Registrable Securities.

        (f) Holding Rights Under Call Option and Right of First Refusal.
            -----------------------------------------------------------
  The rights of any Holder to register shares under this Section 3 shall be subject to any rights Holding may have under Article III of the Shareholders Agreement.

        4.  Hold-Back Agreements
            --------------------
        (a)  Restrictions on Public Sales by Holders.  Each Holder agrees, if
             ---------------------------------------
requested in writing by the managing underwriters in an Underwritten Offering, with respect to any Underwritten Offering in which such Holder's Registrable Securities are covered by a Registration Statement filed pursuant to Section 3 hereof, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration), during the 90-day period following the effective date of the Registration Statement for each Underwritten Offering made pursuant to such Registration Statement, in each case to the extent timely notified in writing by the Company or the managing underwriters .

        (b)  Restrictions on Public Sale by the Company and Others.  The
             -----------------------------------------------------
Company agrees:

        (1) not to effect any public sale or distribution of its equity securities during the 30-day period prior to, and during the 90-day period after, the effective date of any Underwritten Offering made pursuant to a Registration Statement filed under Section 3 hereof, to the extent timely requested in writing by the managing underwriters (except as part of such Underwritten Registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such Forms); and

        (2) to cause each holder of its privately placed equity securities who beneficially owns at least one percent of any class of the Company's outstanding equity securities issued by the Company at any time on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during the period described in Section 4(b)(i) above, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration, if permitted).

        5.  Registration Procedures
            -----------------------

        In connection with the Company's registration obligations pursuant to
Section 3 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

        (a) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of the Registrable Securities covered by such registration statement and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be made available for review by such Holders and managing underwriters, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the Holders of a majority in number of the Registrable Securities covered by the Registration Statement or the underwriters, if any, shall reasonably object;

        (b) prepare and file with the SEC such amendments and post-effective amendments to any Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holder or any managing underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or otherwise necessary to keep such Registration Statement effective for the applicable period and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act;

        (c) notify the selling Holders and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing,

        (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

        (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

        (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

        (4) if at any time the representations and warranties of the Company contemplated by paragraph (n) below cease to be true and correct,

        (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

        (6) of the existence of any fact which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading ;

        (d) use best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

        (e) if reasonably requested by the managing underwriter or underwriters or a selling Holder, as promptly as practicable incorporate in a Prospectus supplement or post-effective amendment such necessary information as the managing underwriters and the Holders of a majority in number of the Registrable Securities being sold reasonably request to have included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as promptly as practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

        (f) at the request of any selling Holder, furnish to such Holder and each managing underwriter, without charge, such number of conformed copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) as such Holder may reasonably request;

        (g) deliver to each selling Holder and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

        (h) in connection with any public offering of Registrable Securities, register or qualify or cooperate with the selling Holders, the managing underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to
                            --------
qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject ;

        (i) cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and, if not required by applicable law, not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

        (j) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

        (k) if any fact contemplated by paragraph (c)(6) above shall exist, use its best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the Holders of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

        (l) use its best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on the NYSE;

        (m) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable trustees or transfer agents with printed certificates for the Registrable Securities which are in a form eligible for deposit with Depositary Trust Company;

        (n) with respect to an Underwritten Offering or other transaction in which an investment banking firm significantly participates, enter into customary agreements with investment bankers and underwriters (including underwriting agreements in customary form) and take all other appropriate actions that the underwriter or investment banker may reasonably request in order to expedite or facilitate the disposition of such Registrable Securities and in such connection:

        (1) make such representations and warranties to the selling Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary Underwritten Offerings or in the type of offering in which the investment bank is significantly participating;

        (2) obtain opinions of counsel to the Company and updates thereof addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings or in the type of offering in which the investment bank is significantly participating and such other matters as may be reasonably requested by such underwriters or other participating investment banks;

        (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to selling Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary Underwritten Offerings;

        (4) if an underwriting agreement is entered into, cause the same to set forth in full the indemnification provisions and procedures of Section 7 hereof (or such other substantially similar provisions and procedures as the underwriters shall reasonably request) with respect to all parties to be indemnified pursuant to said Section; and

        (5) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with paragraph (k) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The above shall be done at the effectiveness of such Registration Statement, each closing under any underwriting or similar agreement as and to the extent required thereunder and from time to time as may reasonably be requested by the underwriter or other participating investment bank, all in a manner consistent with customary industry practice;

        (o) make available to a representative of the Holders of a majority in number of the Registrable Securities, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or managing underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested (taking into account the number of Registrable Securities held by the requesting Holder) by any such representative, underwriter, attorney or accountant in connection with the registration, with respect to each at such time or times as the Company shall reasonably determine; provided that any
                                                         --------
records, information or
documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;

        (p) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

        (q) cooperate and assist in any filings required to be made with the NASD and/or the NYSE and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the
NASD); and

        (r) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to the selling Holders and to the managing underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling Holder or underwriters may reasonably request.

          The Company may require each selling Holder to furnish to the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

          Each Holder agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (k) above, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph (k) above, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in Section 4(a) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each selling Holder either receives the copies of the supplemented or amended prospectus contemplated by paragraph (k) above or is advised in writing by the Company that the use of the Prospectus may be resumed.

          Nothing set forth in this Section 5 is intended to impair the Company from making filings required under the Exchange Act on a timely basis; provided,
                                                                       --------
however,
-------
that the Company shall provide drafts of such filings to selling Holders at least five Business Days prior to the date the filing thereof is due and shall cooperate with such Holders with respect to such filings and make such changes or modifications to such filings as may be reasonably requested (in light of the requirements of applicable law) by such Holders or its counsel.

        6.  Registration Expenses
            ---------------------

        (a) All expenses incident to the Company's performance of or compliance with this Agreement will be paid by the Company, regardless whether the Registration Statement becomes effective (unless (i) the offering to which the Registration Statement applies shall be withdrawn at the request of the Holder who initiated the Demand Registration not as a result of a breach by the Company of its obligations hereunder and (ii) such Holder notifies the Company that such offering shall not count as a Demand Registration, in which case all such expenses shall be paid by such Holder). Without limiting the foregoing, the Company shall pay all expenses incident to a Demand Registration that has not become and remained effective for the period specified in Section 3(a), other than as a result of a withdrawal at the request of the Holders. The expenses to be paid by the Company shall include, without limitation:

        (1) all registration and filing fees (including, without limitation, with respect to filings and registrations required to be made with the NASD and/or NYSE);

        (2) fees and expenses of compliance with securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or the Holders of a majority of the Registrable Securities being sold may designate);

        (3) printing (including, without limitation, expenses of printing or engraving certificates for the Registrable Securities in a form eligible for deposit with Depositary Trust Company and of printing prospectuses), messenger, telephone and delivery expenses;

        (4) fees and disbursements of counsel for the Company, the underwriters and for the selling Holders;

        (5) fees and disbursements of all independent certified public accountants of the Company (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

        (6)  fees and expenses of other Persons retained by the Company; and

        (7) fees and expenses associated with any NASD and/or NYSE filing required to be made in connection with the Registration Statement (all such expenses being herein called "Registration Expenses").

        Registration Expenses shall not include fees, discounts, commissions or disbursements of underwriters, selling brokers, dealer managers or similar securities professionals relating to the distribution of the Registrable Securities or legal expenses of any Person other than the Company and the selling Holders.

        (b) The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

        7.  Indemnification
            ---------------
        (a)  Indemnification by the Company.  The Company agrees to indemnify
             ------------------------------
and hold harmless each Holder, its officers, directors, employees and Agents and each Person who controls the Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such holder expressly for use therein; provided, however, that the Company shall not be liable in any
                 --------  -------
such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus would have corrected such untrue statement or omission; and provided, further, that the Company shall not be liable in any such case to the
--------  -------
extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such Holder. This indemnity will be in addition to any liability which the Company may otherwise have. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Holders of Registrable Securities.

          If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Holder unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding or has failed to employ counsel reasonably satisfactory to such Indemnified Holder in any such action or proceeding or (c) if the representation of such Indemnified Holder by the counsel retained by the Company would be inappropriate due to actual or potential differing interests between the Indemnified Holder and any other party represented by such counsel in such proceeding (in which case, if such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holders). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

        (b)  Indemnification by Holder of Registrable Securities.  Each Holder
             ---------------------------------------------------
agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either
Section 15
of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a Holder, such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall the liability of any selling Holder under this Section 7(b) be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

        The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement or any amendment or supplement thereto, or any preliminary prospectus.

        (c)  Contribution.  If the indemnification provided for in this Section
             ------------
7 is unavailable to an indemnified party under Section 7(a) or Section 7(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 7(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(c), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Indemnified Holder or its affiliated Indemnified Holders and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnified Holder, or its affiliated Indemnified Holders, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        8.  Rule 144
            --------

        The Company will use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act or the Securities Act and, at the request of any Holder who proposes to sell securities in compliance with Rule 144 promulgated under the Securities Act (or any successor rule), as such rule may be amended from time to time, the Company will (i) forthwith furnish to the Holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, and (ii) make available to the public and such Holder such information as will enable such Holder to make sales pursuant to Rule 144 (or any successor rule).

        9.  Participation in Underwritten Registrations
            -------------------------------------------

        No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the underwriters and other Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

        10.  Miscellaneous
             -------------
        (a)  Remedies.  Each Holder, in addition to being entitled to exercise
             --------
all rights provided herein and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        (b)  No Inconsistent Agreements.  The Company will not on or after the
             --------------------------
date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof or impairs the rights granted hereunder. The Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person which has not been terminated on or prior to the date hereof .

        (c)  Amendments and Waivers.  The provisions of this Agreement,
             ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least 85% of the outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Holders of 50% or more of the Registrable Securities being sold.

        (d)  Notices.  All notices and other communications provided for or
             -------
permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

        (1) if to CBAP or any affiliate of CBAP, The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004, Attention: John F. Harris, with a copy to: Latham & Watkins, 1001 Pennsylvania Avenue, N.W., Suite 1300, Washington, D.C. 20004, Attention: Bruce E. Rosenblum;

        (2) if to any other Holder, at the most current address given by such Holder to the Company; and

        (3) if to the Company, to Howmet International Inc., 475 Steamboat Road, Greenwich, Connecticut 06836-1960, Attention: General Counsel, with a copy to: Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, Attention: Eric S. Robinson.

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received if deposited in the mail, postage prepaid, if mailed; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

        (e)  Counterparts.  This Agreement may be executed in any number of
             ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (f)  Headings.  The headings in this Agreement are for convenience of
             --------
reference only and shall not limit or otherwise affect the meaning hereof.

        (g)  Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the laws of the State of New York.

        (h)  Severability.  In the event that any one or more of the provisions
             ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (i)  Entire Agreement.  This Agreement is intended by the parties as a
             ----------------
final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings as to the subject matter, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        (j)  Successors and Assigns.  The rights and obligations granted to CBAP
             ----------------------
pursuant to this Agreement may be transferred to any affiliate of CBAP or to any Person acquiring Registrable Securities representing at least 5% of the then outstanding shares of Common Stock; provided, however, that the transferee will provide written notice to the Company stating the name and address of the transferee, identifying the securities with respect to which such rights have been assigned and agreeing to be bound by this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                HOWMET INTERNATIONAL INC.



                                By  /s/ Roland A. Paul
                                    ------------------
                                     Name:
                                     Title:

                                CARLYLE-BLADE ACQUISITION
                                PARTNERS, L.P.



                                By:  CARLYLE PARTNERS II, L.P.
                                Its: General Partner

                                   By:  TC GROUP, L.L.C.
                                   Its: General Partner

                                      By:  TCG HOLDINGS, L.L.C.
                                      Its: Managing Member



                                By:____________________________
                                   Name:
                                   Title: